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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           INTROGEN THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

                Delaware                                74-2704230
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


301 CONGRESS AVENUE, SUITE 1850, AUSTIN,                  78701
                  TEXAS                                 (ZIP CODE)
    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
                                (Title of Class)
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Item 1.           Description of Registrant's Securities to be Registered

                  Incorporated by reference to: pages 51-52 of the Preliminary Prospectus contained in Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 3, 1996; pages 53-54 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 15, 1996; and pages 53-54 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 1996.

Item 2.           Exhibits

                  The following exhibits are filed as a part of this registration:

                  1.       Form of specimen certificate for Registrant's Common
                           Stock.*

                  2.       Restated Certificate of Incorporation of
                           Registrant.**

                  3.       Bylaws of Registrant.***



* Incorporated by reference to Exhibit 4.1 to the Registration Statement. ** Incorporated by reference to Exhibit 3.2 to the Registration Statement. *** Incorporated by reference to Exhibit 3.3 to the Registration Statement.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 1, 1996           Introgen Therapeutics, Inc.

                                      By: /s/ David G. Nance
                                      __________________________________________
                                          David G. Nance
                                          President and Chief Executive Officer